EXHIBIT 99.1

For Immediate Release:	Contact: Julie S. Ryland
Tuesday, February 1, 2005	205-326-8421

ENERGEN INITIATES 2006 EARNINGS GUIDANCE

Adds 2006 Natural Gas, Oil Hedges

BIRMINGHAM, Ala - Energen Corporation (NYSE:EGN) announced today that it is initiating earnings guidance for 2006 with a range of $4.65-$4.85 per diluted share. In addition, Energen announced that it has hedged approximately 10 percent of its estimated 2006 natural gas production and increased its 2006 oil hedge position.

Embedded in Energen's 2006 earnings guidance is the assumption that average NYMEX prices applicable to its unhedged natural gas and oil production will average $6.15 per thousand cubic feet (Mcf) and $35 per barrel, respectively. The assumed average price for unhedged natural gas liquids (NGL) production in 2006 is approximately 58 cents per gallon.

"Our 2006 price assumptions leave a lot of potential for commodity price-driven earnings upside given that current 2006 strip prices are approximately $44.50 per barrel for oil and $6.50 per Mcf for natural gas," said Mike Warren, Energen's chairman and chief executive officer.

"In 2006 Energen once again will look to its oil and gas acquisition and development subsidiary, Energen Resources Corporation, as the Company's growth driver," Warren said. "We also plan to continue relying on Alagasco, our strong natural gas utility, to contribute moderate earnings growth and provide the majority of dividend income for our shareholders."

Included in the Company's 2006 guidance of $4.65-$4.85 per diluted share is an estimated 16 cents per diluted share from unidentified oil and gas property acquisitions of approximately $200 million each in the fourth quarters of 2005 and 2006.

The Company today added its first natural gas hedges for 2006, selling contracts for approximately 5.9 billion cubic feet (0.49 Bcf per month) of San Juan Basin-specific gas at a NYMEX-equivalent price of $6.52 per Mcf. The Company also has doubled its oil hedge position for 2006 with the addition of contracts for 360,000 barrels (30,000 barrels per month) of sour oil at a NYMEX-equivalent price of $43.41 per barrel.

Energen's oil and gas acquisition and development subsidiary, Energen Resources Corporation, utilizes derivative hedge instruments to help mitigate the negative earnings impact of commodity price volatility.

Energen Resources' total current hedge position with respect to its estimated 2006 production is as follows:
Commodity	Hedge Vols.	Estimated 2006 Production		% Hedged		NYMEX-equiv. price
Natural Gas	5.9 Bcf	65.6 Bcf[1]	58.7 Bcf[2]	9%	10%	6.52
Oil	720 MBbl	3,800 MBbl[1]	3,500 MBbl[2]	19%[1]	21%[2]	$40.27 per barrel
NGL	30.2 MMgal	86.6 MMgal[1]	79.7 MMgal[2]	35%[1]	38%[2]	$0.56 per gallon
1 With unidentified 4th quarter acquisition in 2005 and 2006 2 Without unidentified 4th quarter acquisition in 2005 and 2006

Energen Resources' 2006 natural gas hedge position by hedge type is as follows:
Hedge Type	Volumes (Bcf)	Assumed Basis Difference	Price/Mcf (NYMEX equiv)
San Juan Basin-specific	5.9	$0.80	$6.52
Permian Basin-specific	NA	$0.62	NA

Energen Resources' 2006 oil hedge position by hedge type is as follows:
Hedge Type	Volumes (MBbl)	Assumed Sour Oil Difference	Price/Barrel (NYMEX equiv)
NYMEX Hedges	360	-	$37.12
Sour Oil (WTS)	360	$4.11	$43.41

Realized prices for Energen Resources' production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price, regardless of basis differentials. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources' assumed basis differentials. Realized NGL prices will reflect transportation and fractionation fees.

Earnings Sensitivities to Commodity Price Changes

While there are many factors that affect Energen Resources' financial results, the largest influences typically are the commodity prices applicable to the company's unhedged production. The Company's guidance for 2006 earnings assumes that NYMEX prices applicable to Energen Resources' unhedged production in 2006 will average $6.15 per Mcf for gas and $35 per barrel for oil and that NGL prices will average approximately 58 cents per gallon.

Given Energen Resources' current hedge position for 2006 and assuming prices as outlined above for its unhedged production (excluding volumes from unidentified acquisitions), the sensitivities to pricing changes applicable to Energen's earnings guidance for 2006 are as follows:

  Every 10-cent change in the average NYMEX price of gas from $6.15 per Mcf represents an estimated net income impact of approximately $2,800,000 (7.5 cents per diluted share).

  Every $1.00 change in the average NYMEX price of oil from $35 per barrel represents an estimated net income impact of approximately $1,500,000 (4.0 cents per diluted share).

  Every 1-cent change in average price of NGL from $0.58 per gallon represents an estimated net income impact of approximately $250,000 (0.6 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

2006 Production Estimates

Energen Resources' 2006 production is estimated to total approximately 101 Bcfe:

  Natural gas: 65.6 Bcf, including 6.9 Bcf from unidentified acquisitions in 2005 and 2006

  Oil: 3.8 MMBbl, including 0.3 MMBbl from unidentified acquisitions in 2005 and 2006

  NGL: 86.6 MMgal, including 6.9 MMgal from unidentified acquisitions in 2005 and 2006

Capital Spending Plans and Other Assumptions

Energen Resources has incorporated into its financial objectives for 2006 an investment late in the year of $215 million in domestic producing properties. Energen Resources also is planning to invest in 2006 approximately $85 million in development capital. Energen Resources' exploration spending in 2006 is estimated to total approximately $4 million. Capital spending at Alagasco is estimated to be approximately $57 million.

Other key assumptions that support Energen's 2006 earnings guidance include:

  Average diluted shares outstanding of 37 million

  Alagasco's earning a return on average equity of approximately 13.4 percent on average equity of approximately $285 million.

  A DD&A rate at Energen Resources of approximately $1.01 per Mcf equivalent (Mcfe) and lease operating expense (including production taxes) of approximately $1.45 per Mcfe.

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, Alabama. Its two lines of business are the acquisition and development of natural gas, oil and natural gas liquids onshore in North America and natural gas distribution in central and north Alabama. Additional information on Energen is available at www.energen.com.

FORWARD-LOOKING STATEMENTS

This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company's forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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